UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2009

__________

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	026585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd, 4th Floor, Wilkes-Barre, PA	18702
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 25, 2009, it came to the Company's attention that George Foreman Productions, Inc. ("Productions") apparently transmitted a letter dated February 23, 2009 to George Foreman Ventures, LLC, an affiliate of the Company, ("Ventures") by facsimile after the close of business on February 24, 2009.  The February 23, 2009 letter states that Ventures failed to make payments as required by the Services Agreement dated as of August 15, 2005 and requests that Ventures make all payments unpaid to date.
On January 26, 2009, the Company received (by e-mail) a letter dated January 26, 2009 from George Foreman, Jr. addressed to Ventures and a letter dated January 26, 2009 from George Foreman III addressed to Ventures.  Both letters state that Ventures failed to comply with the payment of base salary provisions of their respective Employment Agreements and request that Ventures make all salary payments accrued but unpaid to date.  No payments were made to either George Foreman, Jr. or George Foreman III after receipt of these letters.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter from George Foreman Productions, Inc. to George Foreman Ventures, LLC, dated February 23, 2009.

99.2	Letter from George Foreman, Jr. to George Foreman Ventures, LLC, dated January 26, 2009.

99.3	Letter from George Foreman III to George Foreman Ventures, LLC, dated January 26, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Internet Commerce Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2009

GEORGE FOREMAN ENTERPRISES, INC.

By:	/s/ Efrem Gerszberg
Name: Efrem Gerszberg Title: President